CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated October 21, 1999 on the financial statements of Hertz Technology Group, Inc., as of and for the year ended August 31, 1999. We also consent to the reference to our firm under the caption "Experts.


/s/ GOLDSTEIN GOLUB KESSLER LLP
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Goldstein Golub Kessler LLP

New York, N.Y.
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August __, 2000